Exhibit 21

SUBSIDIARIES OF MULTI-COLOR CORPORATION

Subsidiary	Jurisdiction of Incorporation
MCC-Batavia, LLC	Ohio

MCC-Troy, LLC	Ohio

MCC-Uniflex, LLC	Ohio

Laser Graphic Systems, Inc.	Kentucky

MCC-Quick Pak, LLC	Ohio

MCC-Dec Tech, LLC	Ohio

MCC-Norway, Inc.	Michigan

MCC-Wisconsin, LLC	Ohio

MCC-Finance, LLC	Delaware

Collotype Labels USA Inc.	California

Multi-Color Australia Holdings Pty Ltd	Victoria, Australia

Multi-Color Australia Finance Pty Ltd	Victoria, Australia

Multi-Color Australia Acquisition Pty Ltd	Victoria, Australia

Multi-Color Australia LLC	Delaware

Collotype International Holdings Pty Ltd	South Australia

Collotype Labels Pty	South Australia

Collotype BSM Pty Ltd	South Australia

Collotype Labels International Pty Ltd	South Australia

Collotype iPack Pty Ltd	Victoria, Australia

Multi-Color (QLD) Pty Ltd	New South Wales, Australia

Multi-Color (SA) Pty Ltd	Victoria, Australia

Barossa Printmasters Pty Ltd	Victoria, Australia

Ever-Redi Press Pty Ltd	Victoria, Australia

Magnus Donners	South Australia

Collotype Labels International (RSA) Pty Ltd	South Africa

Collotype Labels RSA Pty Ltd	South Africa